SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)

                Delaware                                  13-2740599
              ------------                               ------------
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)
        4 World Financial Center
           New York, New York                               10080
         ----------------------                            -------
(Address of principal executive offices)                  (Zip Code)


If this form relates to the registration of a         If this form relates to the registration of
class of securities pursuant to Section 12(b)         a class of securities pursuant to
of the Exchange Act and is effective                  Section 12(g) of the Exchange Act and
pursuant to General Instruction A.(c),                is effective pursuant to General
please check the following box. /X/                   Instruction A.(d), please check the
                                                      following box. / /


Securities Act registration statement file number to which this form relates:
333-122639
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Securities to be registered pursuant to Section 12(b) of the Act:

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

Title of each class                                                 Name of each exchange on which
to be so registered                                                 each class is to be registered
-------------------                                                 ------------------------------

7% Callable STock Return Income DEbt Securities(SM)                 The American Stock Exchange
due April 5, 2007 payable on the maturity date
with Intel Corporation common stock


Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

     The description of the general terms and provisions of the 7% Callable STock Return Income DEbt Securities(SM) due April 5, 2007 issued by Merrill Lynch & Co., Inc. (the "Callable STRIDES(SM)"), payable on the maturity date with Intel Corporation common stock, set forth in the Preliminary Pricing Supplement, dated March 22, 2006, and the Prospectus Supplement and Prospectus, each dated February 25, 2005, attached hereto as Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Notes contained in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-122639, which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

          99(A) Preliminary Pricing Supplement, dated March 22, 2006, and the Prospectus Supplement and Prospectus, each dated February 25, 2005 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

          99 (B)  Form of Note.

          99 (C)  Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*

     Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.






__________________________
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.



                                    By:  /s/ Judith A. Witterschein
                                        -----------------------------------
                                             Judith A. Witterschein
                                                    Secretary

Date: March 30, 2006

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                           MERRILL LYNCH & CO., INC.





                                   EXHIBITS
                                      TO
                        FORM 8-A DATED MARCH 30, 2006

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
-----------
99 (A) Preliminary Pricing Supplement, dated March 22, 2006, and the Prospectus Supplement and Prospectus, each dated February 25, 2005 (incorporated by reference to registrant's filing pursuant to Rule 424(b)).

99 (B)        Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, N.A., dated as of April 1, 1983, as amended and restated.*







-------------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.